Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 15, 2003 relating to the financial statements of Chiral Quest, LLC for the year ended December 31, 2002, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A. Certified Public Accountants

Boca Raton, Florida
March 26, 2004